UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2006

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California		92121-4340
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2006, we announced that the Board of Directors approved a modification to our existing severance arrangements with Jill M. Church, our Vice President, Chief Financial Officer and Secretary, and David C. Kaslow, our Chief Scientific Officer, pursuant to which the severance arrangements will be automatically renewed for successive 1-year terms unless we provide at least 30 days prior written notice to Ms. Church or Dr. Kaslow that the arrangements will not be renewed. On May 19, 2006, the Board of Directors approved a further modification such that to terminate the automatic renewal of the severance arrangements we must provide written notice to Ms. Church or Dr. Kaslow at least 90 days prior to the next scheduled expiration date of the arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: May 24, 2006	By:	/s/ JILL M. CHURCH
Jill M. Church Vice President, Chief Financial Officer and Secretary